EXHIBIT 10.20


                             4040 CIVIC CENTER DRIVE
                             San Rafael, California

                                  OFFICE LEASE

                             BASIC LEASE INFORMATION
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
Effective Date:                         February 1, 2005                                    Lease Reference

Landlord:                               4040 Civic Center, LLC.

Tenant:                                 LION, Inc.,
                                        a Washington corporation

Premises and Building                   Suite 450_                                          Paragraph 1
Address:                                4040 Civic Center Drive
                                        San Rafael, California 94904

Approximate Area of                     7,534 rentable square feet
Premises:

Term Commencement Date:                 May 1, 2005                                         Paragraph 2

Term Expiration Date:                   Five years after Term Commencement Date             Paragraph 2
                                        (Subject to adjustment per Paragraph 2)

Base Rent:                              $17,139.85 per month                                Paragraph 3

                                        Annual 3% increases on anniversary of Term
                                        Commencement Date

Tenant's Percentage Share:              6.19%                                               Paragraph 4(a)

Base Year for Operating Expenses &      2005                                                Paragraph 4(b)
Property Taxes:

Security Deposit:                       Tenant to provide a letter of credit as             Paragraph 16,
                                        as provided in Paragraph 2 of Rider No. 1           Rider No. 1
                                        in lieu of security deposit.

Tenant's Address for Notices:           LION, Inc.                                          Paragraph 21
                                        4700 42nd Avenue SW, Suite 430
                                        Seattle, WA 98116

Landlord's Address for Notices and      4040 Civic Center, LLC.                             Paragraph 21
Rent:                                   c/o First Virtual Properties, LLC.
                                        2207 Bridgepointe Parkway
                                        San Mateo, CA 94404

Broker(s):                              Orion Partners Ltd (for both Landlord               Paragraph 22(k)
                                        and Tenant)

Exhibit(s) and Addendum:                Rider                                               Paragraph 23
                                        Exhibit A - Diagram Showing Premises
                                        Exhibit B - Rules and Regulations
                                        Exhibit C - Verification Memorandum
                                        Exhibit D - Work Letter
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The provisions of the Lease identified above in the margin are those provisions where references to particular Basic Lease Information appear. Each such reference shall incorporate the applicable Basic Lease Information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

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                             4040 CIVIC CENTER DRIVE
                             San Rafael, California

                                  OFFICE LEASE


THIS LEASE is made and entered into as of the Effective Date by and between 4040
 Civic Center, LLC., a California Limited Liability Company, ("Landlord"), and LION, Inc. a Washington corporation, ("Tenant"). The information set forth in the Basic Lease Information is hereby incorporated by reference. WITNESSETH

1. Premises.

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord for the term of this Lease and at the rental and upon the conditions set forth below, the Premises described in the Basic Lease Information and identified on the drawing attached hereto as Exhibit A. The Premises are located within the building commonly known as 4040 Civic Center Drive, San Rafael, California (the "Building"). The Premises, the Building and the legal parcel on which the Building is located, together with parking structures and other appurtenances, are collectively, the "Property."

2. Term.

The term of this Lease shall commence and, unless sooner terminated as hereinafter provided, shall end on the dates respectively specified in the Basic Lease Information. If Landlord shall permit Tenant to occupy the Premises prior to the Term Commencement Date, such occupancy shall be subject to all the terms of this Lease. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Term Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, subject to any contrary provisions in any agreement with Landlord covering initial improvement of the Premises, Base Rent shall be waived for the period between Term Commencement Date (as stated in the Basic Lease Information) and the date when Landlord delivers possession of the Premises substantially complete. The Term Expiration Date shall be extended by the number of days of delay in delivery of possession and any additional period required so that it will expire on the last day of a calendar month, and the dates commencement and expiration shall be confirmed in a Verification Memorandum in the form of Exhibit C executed by Landlord and Tenant promptly following delivery of possession.

3. Rent.

     (a) Tenant shall pay to Landlord as rental the Base Rent. Concurrently with the full execution of this Lease by both parties, Tenant shall pay Landlord the Base Rent due for the first full calendar month of the first year of the Term; provided, however, such amount shall be held by Landlord as a security deposit until it is applied by Landlord to the first month's payment of Base Rent. Thereafter, Base Rent shall be paid in advance on or before the first day of the each month during the Term. If the Term Commencement Date is on other than the first day of a calendar month , or if the Expiration Date should occur on a day other than the last day of a calendar month, then the Base Rent for such fractional month shall be prorated upon a daily basis based upon a thirty (30) day month.

     (b) [Intentionally Deleted]


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     (c) Tenant shall pay, as additional rent, all amounts of money required to be paid to Landlord by Tenant under this Lease in addition to Base Rent, whether or not the same be designated "additional rent."

     (d) Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any loan secured by the Building. Accordingly, if any installment of rent or any other sums due from Tenant shall not be received by Landlord within ten (10) days following the due date, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

     (e) Any amount due to Landlord, if not paid when due, shall bear interest from the date due until paid at the rate of ten percent (10%) per annum provided that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default hereunder by Tenant.

     (f) All payments due from Tenant to Landlord hereunder shall be made to Landlord without deduction or offset in lawful money of the United States of America at the address for payment set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate by written notice to Tenant.

4. Taxes and Operating Expenses.

     (a) Tenant shall pay its Percentage Share, as specified in the Basic Lease Information, of the increase of all Property Taxes assessed in respect of the Property during the term over the Property Taxes for the Base Year, and its Percentage Share of the increase of all Operating Expenses paid or incurred by Landlord over the Operating Expenses incurred during the Base Year. Tenant's Percentage Share is calculated by dividing the rentable area of the Premises, as set forth in the Basic Lease Information, by the rentable area of the Building. If during any calendar year during the term, the Building is not fully occupied on the average, Operating Expenses and Property Taxes shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses and Property Taxes had the total rentable area of the Building been ninety five percent (95%) occupied during such calendar year. Notwithstanding anything to the contrary herein, Tenant shall only be liable to pay its Percentage Share of the increase of all Property Taxes assessed in respect of the Property over the Property Taxes for the Base Year due to a change in ownership of the property once during the Term.

     (b) For the purposes hereof, "Property Taxes" shall mean all real property taxes, assessments or governmentally imposed fees or charges (and any tax or assessment levied wholly or partly in lieu thereof) levied, assessed, confirmed, imposed, or which become a lien against the Property or payable during the term. Property Taxes shall also include the cost of protesting real property taxes and assessments, provided such cost does not exceed the savings realized as a result of such protest. Base Property Taxes shall be those assessed during the Base Year set forth in the Basic Lease Information.


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     (c) For the purposes hereof, "Operating Expenses" shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Property, including, without limitation: (i) all license, permit, and inspection fees; (ii) premiums for any insurance maintained by Landlord with respect to the Property; (iii) wages, salaries and related expenses and benefits of all on-site and off-site employees (below management level) engaged in operation, maintenance and security of the Property (allocated on the basis of their time at the building); (iv) all supplies, materials, and equipment rental; (v) all maintenance, repair, replacement, janitorial, security, and service costs; (vi) management fees or a management cost recovery equal to a market rate management fee for comparable projects in the vicinity of the Property; (vii) Building management office rent or rental equivalent; (viii) amortization of the cost of capital improvements over their useful life (together with interest thereon at the rate paid by Landlord or which would have been paid if Landlord had borrowed such funds) which actually reduce other Operating Expenses or as required by law; and (ix) to the extent not separately metered to Tenant and other Building tenants, all charges for heat, water, gas, electricity and other utilities used or consumed in the Building and surrounding areas. Landlord shall not collect in excess of one hundred percent (100%) of all of Landlord's Operating Expenses and Landlord shall not recover, through Operating Expenses, any item of cost more than once. Operating Expenses shall not include the cost of repairs or restoration occasioned by a casualty to the extent covered by insurance proceeds made available to Landlord, taxes on Landlord's income from all sources, expenses incurred in leasing to or procuring of tenants, leasing commissions, legal fees related to other tenants' leases, advertising expenses, expenses for the renovating of space for new tenants, debt service payments by Landlord except as allowed above, nor any depreciation allowance or expense.

     (d) (i) Tenant shall pay to Landlord each month at the same time and in the same manner as monthly rent, 1/12th of Landlord's estimate of Tenant's share of the increase in Property Taxes and Operating Expenses for the then current calendar year payable by Tenant. Within 90 days after the close of each calendar year, or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of actual Property Taxes and Operating Expenses for such calendar year. Landlord may determine some items of Property Taxes and Operating Expenses on a cash basis and other items on an accrual basis, so long as such determination is consistently applied to the same item during all accounting periods. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit such excess against Operating Expenses and Property Taxes next payable by Tenant, or, following the last year of the Term, Landlord shall refund the overpayment to Tenant within 15 days after the delivery of the statement. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within 15 days after delivery of the statement.

     (ii) Tenant shall have the right, during normal business hours within one hundred twenty (120) days following Landlord's delivery of Landlord's statement regarding actual Property Taxes and Operating Expenses, to audit, review and contest Landlord's determination. Unless within such 120-day period, Tenant gives notice to Landlord of its contest of Landlord's determination, Landlord's statement shall be deemed final and accepted by Tenant. Pending resolution of any dispute with Landlord, Tenant shall pay the amount set forth in Landlord's statement provided however, that once said dispute has been resolved, any credits due Tenant will be applied toward Tenant's next payment(s) due. In the event that Landlord's calculations deviate from the actual Operating Expenses by more than five (5%), then Landlord will pay for the reasonable third party cost of Tenant's audit.

     (iii) The obligations of Landlord and Tenant under this subparagraph with respect to the reconciliation between estimated payments and actual Property Taxes and Operating Expenses for the last year of the term shall survive the termination of this Lease.

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5. Other Taxes.

Tenant shall pay or reimburse Landlord for any taxes upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or leasehold improvements made in or to the Premises at Tenant's expense; for any taxes, assessments, fees or charges imposed by any public authority or private community maintenance association upon or by reason of the development, possession, use or occupancy of the Premises or the parking facilities used by Tenant in connection with the Premises; and for any gross receipts tax imposed with respect to the rental payable hereunder.

6. Use.

     (a) The Premises shall be used and occupied by Tenant for general office use only and in accordance with the Rules and Regulations attached to this Lease as Exhibit B and for no other purpose. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term regulating the use by Tenant of the Premises; provided however, that Tenant shall not be responsible for compliance with any building code or regulation, including without limitation the Americans With Disabilities Act except to the extent that compliance therewith is triggered by the acts or omissions of Tenant after the Commencement Date. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or which unreasonably disturbs other tenants of the Building, nor shall Tenant, its employees, agents or invitees damage the Premises, the Building or related improvements beyond normal wear and tear, nor place or maintain any signs on or visible from the exterior of the Premises without Landlord's written consent, or use any corridors, sidewalks or other areas outside of the Premises for storage or any purpose other than access to the Premises. Tenant shall not conduct any auction at the Premises. Notwithstanding any other provision of this Lease, Tenant shall not use, keep or permit to be used or kept on the Premises any foul or noxious gas or substance, nor shall Tenant do or permit to be done anything in and about the Premises, either in connection with activities hereunder expressly permitted or otherwise, which would cause an increase in premiums payable under, or a cancellation of, any policy of insurance maintained by Landlord in connection with the Premises or the Building or which would violate the terms of any covenants, conditions or restrictions affecting the Building or the land on which it is located.

     (b) Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit B, and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations, but Landlord shall use good faith efforts to enforce the rules and regulations consistently.

     (c) Tenant shall strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated or advised by any federal, state, local or other governmental agency with respect to the use, generation, storage, or disposal of hazardous, toxic, or radioactive materials (collectively, "Hazardous Materials"). As herein used, Hazardous Materials shall include, but not be limited to, those materials identified in Sections 66680 through 66685 of Title 22 of the California Code of Regulations, Division 4, Chapter 30, as amended from time to time, and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," "chemicals known to cause cancer or reproductive toxicity," "radioactive materials," or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., 33 U.S.C. Section 1251 et seq., 42 U.S.C. Section 300(f) et seq., 42 U.S.C. 7401 et seq., California Health and Safety Code Section 25249.5 et seq., California Water Code Section 13000 et seq., California Health and Safety Code
Section 39000 et seq.

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and any other governmental statutes, ordinances, rules, regulations, and precautions adopted pursuant to the preceding laws or other similar laws, regulations and guidelines now or hereafter in effect. Tenant shall not cause, or allow anyone else under Tenant's control to cause, any Hazardous Materials to be used, generated, stored, or disposed of on or about the Premises or the Building other than reasonable quantities of office and cleaning supplies in their retail containers. Tenant shall defend (with counsel reasonably and timely approved by Landlord), indemnify and hold Landlord, its members, managers, employees and agents, any entity having a security interest in the Premises or the Building, and its and their employees and agents (collectively, "Indemnitees") harmless from and against, and shall reimburse the Indemnitees for, all liabilities, claims, costs, damages, and depreciation of property value, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person under Tenant's control, including, without limitation, the cost of any required or necessary investigation, monitoring, repair, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, as well as penalties, fines and claims for contribution to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person under Tenant's control. Neither the consent by Landlord to the use, generation, storage, or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations, and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification set forth above. Tenant's obligations under this Paragraph 6 shall survive the expiration or termination of this Lease.

7. Services and Utilities.

     (a) Landlord shall furnish the Premises with: (1) electricity for lighting and the operation of normal desk-top office machines, heat and air conditioning to the extent reasonably required for the comfortable occupancy by Tenant in its use of the Premises during the period from 7:00 a.m. to 6:00 p.m. on weekdays (except holidays) and 9:00 a.m. to 1:00 p.m. on Saturdays ("Normal Office Hours"), or such shorter period as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, (2) elevator service, (3) water to serve plumbing and fixtures installed in the Premises, (4) normal scavenger service at such location in the Building as shall be designated by Landlord, (5) janitorial services five days per week, and (6) window washing of exterior windows of the Premises. Landlord shall not be required to furnish the Premises with heat and air conditioning during the periods from (i) 1:00 a.m. to 5:00 a.m. daily and (ii) such other hours as Landlord may designate in its reasonable judgment during the term of this Lease, but in no event less than Normal Office Hours (the "Non-Service Hours"). Subject to the immediately preceding sentence, Landlord shall provide heat and air conditioning during periods other than Normal Office Hours, provided Tenant shall pay Landlord as additional rent the cost of providing such utilities to the Premises during such periods requested by Tenant. The cost of additional HVAC services shall be limited to Landlord's actual costs. Tenant shall be responsible for providing and paying for all utilities and services to the Premises other than those herein agreed to be provided by Landlord, which payment shall be made within thirty (30) days of receipt of any invoice from Landlord.

     (b) Tenant shall not install or use heat-generating machines, lighting other than building standard or other equipment which may affect the temperature otherwise maintained by the heating, air conditioning and ventilation system, office machines using more than 227 volts, or equipment causing the connected electrical load in the Premises to exceed 4.5 watts per square foot, without the prior consent of Landlord. Whenever heat generating equipment or lighting other than building standard lights are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, whether or not consented to by Landlord, Landlord shall have the right, after notice to Tenant, to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises, and the cost of such facilities and modifications shall be borne



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by Tenant and Tenant shall also pay as additional rent the cost of providing all heating, ventilation and air conditioning energy to the Premises required by such heat generating equipment or lighting. If Tenant installs lighting requiring power in excess of that required for normal office use in the Building or if Tenant installs equipment requiring power in excess of that required for normal desk-top office equipment or normal copying equipment, Tenant shall pay for the cost of such excess power as additional rent, together with the cost of installing any additional facilities that may be necessary to furnish such excess power to the Premises. If Tenant uses utilities in excess of that required for normal office use as described above or during periods other than Normal Office Hours, Landlord may, at Landlord's option, separately meter all or a portion of the Premises at Tenant's expense to measure such excess usage.

     (c) Landlord shall not be liable for damages, consequential or otherwise, nor shall there be any rent abatement, arising out of any curtailment or interruption in utility services. Notwithstanding the foregoing, if utility services provided by Landlord are interrupted for a period of more than three
(3) consecutive business days due to Landlord's negligence or willful misconduct, then rent shall be abated during the period of utility interruption equitably to the extent that Tenant is unable to use the Premises. For the purposes of the foregoing, Landlord shall not be deemed negligent for failure to police the activities of other tenants or their invitees. In the event that said interruption in utility service continues for a period in excess of thirty (30) consecutive days, Tenant shall have the right to terminate this Lease upon written notice to Landlord given no later than ten (10) days after the expiration of said ten (10) day period.

8. Maintenance, Repairs and Alterations.

     (a) Subject to the provisions of Paragraph 10 below, and except for damages caused by Tenant, its agents or invitees, Landlord shall keep in good condition and repair the foundations and exterior walls and roof of the Building, all common areas within the Building, and the mechanical, plumbing, and electrical equipment serving the Building. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises or the Building in good order, condition and repair.

     (b) Tenant shall, at Tenant's expense, maintain the interior portion of the Premises including, but not limited to, all computer and telecommunications wiring and outlets, and any interior glass in good condition and repair. If Tenant fails to do so, Landlord may, but shall not be required to, enter the Premises and put them in good condition, and Landlord's reasonable costs thereof shall automatically become due and payable as additional rent. At the expiration of the term Tenant shall deliver up possession of the Premises in good condition and repair, only ordinary wear and tear excepted.

     (c) Tenant shall not, without Landlord's prior consent, make any alterations, improvements, or additions in or about the Premises, provided that Tenant may, without the consent of Landlord, make non-structural alterations totaling not more than Fifteen Thousand Dollars ($15,000) during any calendar year. Landlord may require that Tenant remove any alterations, improvements, or additions at the expiration of the term, and to restore the Premises to their prior condition. Before commencing any work relating to alterations, additions or improvements affecting the Premises, Tenant shall notify Landlord of the expected date of commencement thereof and of the anticipated cost thereof, and shall furnish complete drawings and specifications describing such work as well as such information as shall reasonably be requested by Landlord substantiating Tenant's ability to pay for such work. Landlord shall then have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises, the Building and Landlord from mechanics'



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liens or any other liens. In any event, Tenant shall pay when due all claims for labor or materials furnished to or for Tenant at or for use in the Premises. Tenant shall not permit any mechanics' liens to be levied against the Premises for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant or to Tenant's agents or contractors in connection with work performed or claimed to have been performed on the Premises by or at the direction of Tenant. All alterations, improvements or additions in or about the Premises performed by or on behalf of Tenant shall be done by contractors in a first-class, workmanlike manner which does not disturb or interfere with other tenants and in compliance with all applicable laws, ordinances, regulations and orders of any governmental authority having jurisdiction thereover, as well as the requirements of insurers of the Premises and the Building. Prior to commencing any such work, if required by Landlord, Tenant shall purchase builder's risk insurance in an amount no less than the value of the completed work of alteration, addition or improvement on an all-risk basis, covering all perils then customarily covered by such insurance. In addition, prior to the commencement of any such work, if Landlord so requests, Tenant shall furnish to Landlord performance and payments bonds in a form and issued by a surety reasonably acceptable to Landlord in an amount equal to the cost of such work of alteration, improvement or addition. Notwithstanding anything in this Paragraph
8 to the contrary, upon Landlord's request, Tenant shall remove any contractor, subcontractor or material supplier from the Premises and the Building if the work or presence of such person or entity results in labor disputes in or about the Building or damage to the Premises or the Building. Upon completion of work performed for Tenant, at Landlord's request Tenant shall deliver to Landlord evidence of full payment therefor and full and unconditional waivers and releases of liens for all labor, services and/or materials used. Unless Landlord requires their removal, as set forth above, all alterations, improvements or additions which may be made on the Premises shall become the property of Landlord and remain upon and be surrendered with the Premises at the termination or expiration of the term; provided, however, that Tenant's machinery, equipment and trade fixtures, other than any which may be affixed to the Premises so that they cannot be removed without material damage to the Premises, shall remain the property of Tenant and shall be removed by Tenant.

9. Insurance and Indemnity.

     (a) Tenant shall obtain and maintain during the term of this Lease (1) commercial general liability insurance with a combined single limit for personal injury and property damage in an amount not less than $2,000,000 per occurrence and annual aggregate, (2) employer's liability with a limit of not less than $500,000 and (3) workers' compensation insurance as required by law. Tenant's commercial general liability insurance policy shall be endorsed to provide that
(1) it may not be canceled or altered in such a manner as adversely to affect the coverage afforded thereby without 30 days' prior written notice to Landlord,
(2) Landlord and Landlord's property manager is named as additional insured, (3) the insurer acknowledges acceptance of the mutual waiver of claims by Landlord and Tenant pursuant to subparagraph (b) below, or Tenant shall deliver evidence that such mutual waiver of claims does not impair Tenant's coverage, and (4) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. If, in the reasonable opinion of Landlord's insurance advisor, the specified amounts of coverage are no longer commercially adequate, within thirty (30) days following Landlord's written request, such coverage shall be appropriately increased as reasonably required by Landlord; provided, however, in no event shall such amounts of coverage exceed that required of comparable tenants by landlords of comparable buildings in Marin County, California. Tenant shall also obtain and maintain insurance "Personal Property Insurance" covering leasehold improvements paid for by Tenant from time to time in, on, or at the Premises, in an amount not less than one hundred percent (100%) of the full replacement cost, without deduction for depreciation, providing protection against events protected under "Fire and Extended Coverage" as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. Tenant shall obtain and maintain business interruption insurance in an amount adequate to provide for payment of Base Rent and other amounts due Landlord under this Lease during a one year interruption of Tenant's business by fire or

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other casualty. Prior to the Term Commencement Date, Tenant shall deliver to
Landlord certificates of insurance evidencing that the required insurance is in effect, and upon Landlord's request, a copy of applicable policy provisions and a copy of required endorsements, and at least 30 days prior to the expiration of such policy or any renewal thereof, Tenant shall deliver to Landlord certificates or replacement or renewal binders, and upon Landlord's request, copies of applicable policy provisions and requisite endorsements. If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policies or certificates as herein required, Landlord may, at its election, notice to Tenant and without any obligation so to do, procure and maintain such coverage and Tenant shall reimburse Landlord on demand as additional rent for any premium so paid by Landlord. Tenant shall have the right to provide all insurance coverage required herein to be provided by Tenant pursuant to blanket policies so long as such coverage is expressly afforded by such policies.

     (b) Landlord hereby waives all claims against Tenant, and Tenant's members, managers, and its and their officers, directors, partners, employees, agents and representatives for loss or damage to the extent that such loss or damage is insured against under any valid and collectable insurance policy insuring Landlord or would have been insured against but for any deductible amount under any such policy, and Tenant waives all claims against Landlord including Landlord's members, managers, and its and their officers, directors, partners, employees, agents and representatives (collectively, "Landlord's Parties") for loss or damage to the extent such loss or damage is insured against under any valid and collectable insurance policy insuring Tenant or required to be maintained by Tenant under this Lease, or would have been insured against but for any deductible amount under any such policy.

     (c) As insurance is available to protect it, and as long as such waiver does not violate public policy, Tenant hereby waives all claims against Landlord and Landlord's Parties for damage to any property or injury to or death of any person in, upon or about the Premises, the Building or the Property arising at any time and from any cause, and Tenant shall hold Landlord and Landlord's Parties harmless from and indemnify and defend Landlord and Landlord's Parties against (i) all claims for damage to any property or injury to or death of any person arising in or from the use of the Premises by Tenant, its employees, agents, contractors, subcontractors, invitees, and subtenants ("Tenant's Parties"), except as to Landlord or any of Landlord's Parties such as is caused by the sole negligence or willful misconduct of Landlord or that of Landlord's Parties otherwise entitled to indemnification, or (ii) arising from the negligence or willful misconduct of Tenant or Tenant's Parties in, upon or about those portions of the Building other than the Premises. The foregoing indemnity obligation of Tenant shall include attorneys' fees, investigation costs and all other costs and expenses incurred by Landlord or any of Landlord's Parties from the first notice that any claim or demand is to be made or may be made.

     (d) The provisions of this Paragraph 9 shall survive the expiration or termination of this Lease with respect to any damage, injury or death occurring prior to such time.

10. Damage or Destruction.

     (a) If during the term the Premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant's use of the Premises is materially interfered with, from a risk which is wholly covered by insurance proceeds made available to Landlord for such purpose, Landlord shall proceed with reasonable diligence to repair the damage or destruction and this Lease shall not be terminated; provided, however, that if in the opinion of Landlord's architect or contractor the work of repair cannot be completed in one hundred fifty (150) days following such damage or destruction, Landlord may at its election terminate this Lease by notice given to Tenant within thirty (30) days following the event or such longer period as may reasonably be necessary to obtain information from its architect or contractor but in no event longer than one hundred fifty (150) days following the event.

     (b) If during the term the Premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant's use of the Premises is materially interfered with, from a risk which is not wholly covered by insurance proceeds made available to Landlord for repair or reconstruction, Landlord may at its election by notice to Tenant given within thirty (30) days following the event or such longer period as may reasonably be necessary for Landlord to obtain information from its architect or contractor but in no event longer than ninety (90) days following the event, either restore the Premises or terminate this Lease.

     (c) In case of destruction or damage which materially interferes with Tenant's use of the Premises, if this Lease is not terminated as above provided, rent shall be abated during the period required for the work of repair based upon the degree of interference with Tenant's use of the Premises. Except for abatement of rent, Tenant shall have no claim against Landlord for any loss suffered by Tenant due to damage or destruction of the Premises or any work of repair undertaken as herein provided. Tenant expressly waives the provisions of
Section 1932 and Section 1933(4) of the California Civil Code which are superseded by this Paragraph 10.

11. Eminent Domain.

If all or any part of the Premises shall be taken as a result of the exercise of the of eminent domain or sold by Landlord under threat thereof, this Lease shall terminate as to the part so taken as of the date of taking or sale and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to the other within 30 days after such date if the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Premises for Tenant's purposes. In the event of any taking or such sale, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the monthly rental thereafter to be paid shall be equitably reduced on a square footage basis. Notwithstanding the foregoing, Tenant shall be entitled to recover from the condemnor such compensation as may be separately awarded by the condemnor to Tenant or recoverable from the condemnor by Tenant in its own right for the taking of trade fixtures or equipment owned by Tenant (meaning personal property, which may be removed without injury to the Premises) and for the expense of removing and relocating such personal property.

12. Assignment and Subletting.

     (a) Tenant shall not assign this Lease or any interest herein or sublet the Premises or any part thereof without the prior consent of Landlord, which consent shall not be unreasonably withheld or delayed (except in the event of an assignment as described in Paragraph 12.(c)(1) below, which shall not require Landlord's prior written consent, but for which Tenant shall provide prior written notice to Landlord with a full description of the nature of the transaction to occur). Tenant shall not hypothecate this Lease or any interest herein. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, current financial statements of any proposed assignee or sublessee and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein. As a further condition to any consent granted by Landlord, the proposed assignee or sublessee shall agree in writing to perform for the benefit of Landlord all of the Tenant's obligations under this Lease or so much thereof as are allocable to any portion of the Premises proposed to be sublet. Notwithstanding anything in this Lease to the contrary, provided that Tenant is not then in default under the Lease (beyond any applicable notice and cure period), Tenant shall be permitted to assign this Lease or sublet all or a portion of the Premises to any entity that is controlled by Tenant (each a "Tenant Affiliate") without requiring the consent of Landlord, provided Tenant shall give written notice of such transfer to Landlord at least five (5) business days prior to its effective date and shall comply with the other terms of this Paragraph 12. As used herein, the term "control" shall mean the ownership of more fifty percent (50%) of the voting securities in the Tenant Affiliate and the ability to control the management decisions of the Tenant Affiliate through the election or appointment of directors, managing partners or manager members prior to (and not as a consequence of) the transaction with the Tenant Affiliate.

     (b) Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

          (1) in Landlord's reasonable judgment, the use of the Premises would entail any structural alterations which would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord;

          (2) in Landlord's reasonable judgment, the financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms, or the character, reputation or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in the Building;

          (3) in Landlord's reasonable judgment, the proposed assignee or sublessee does not have a good reputation as a tenant of property;

          (4) Landlord has received from any prior lessor to the proposed assignee or subtenant a negative report concerning such prior lessor's experience with the proposed assignee or subtenant;

          (5) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant;

          (6) the use of the Premises by the proposed assignee or subtenant will violate any applicable law, ordinance or regulation;

          (7) the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Building or is currently a tenant in the Building;

          (8) Tenant is in default of any obligation of Tenant under this Lease; or

          (9) in the case of a subletting of less than the entire Premises, if the subletting would result in the division of the Premises into more than two subparcels or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Premises.

     (c) As used in this Paragraph 12, the term "assign" or "assignment" shall include, without limitation, any sale, transfer or other disposition of all or any portion of Tenant's estate under this Lease, whether voluntary or involuntary, and whether by operation of law or otherwise including any of the following:

          (1) If Tenant is a corporation: (i) any merger, consolidation or other reorganization of Tenant, or (ii) a sale of more than 50% of the value of the assets of Tenant, or (iii) if Tenant is a corporation with fewer than 500 shareholders, sale or other transfer of a controlling percentage of the capital stock of Tenant. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least 50% of the total combined voting power of all classes of Tenant's stock issued, outstanding and permitted to vote for the election of directors;

          (2) If Tenant is a trust, the transfer of more than 50% of the beneficial interest of Tenant, or the dissolution of the trust;

          (3) If Tenant is a partnership or joint venture, the withdrawal, or the transfer of the interest of any general partner or joint venturer or the dissolution of the partnership or joint venture; or

          (4) If Tenant is composed of tenants-in-common, the transfer of interest of any cotenants, or the partition or dissolution of the co-tenancy.

     (d) No sublessee shall have a right further to sublet, and any assignment by a sublessee of its sublease shall be subject to Landlord's prior consent in the same manner as if Tenant were entering into a new sublease.

     (e) In the case of an assignment or sublease, seventy-five percent (75%) of all sums or other economic consideration ("Transfer Premium") received by Tenant in excess of Tenant's rental obligations hereunder as a result of such assignment or sublease shall be paid to Landlord after first deducting the reasonable costs of such transfer. The reasonable costs of the assignment or sublease includes all the actual costs incurred by Tenant in effectuating the assignment or sublease, including without limitation, the cost of constructing any tenant improvements as required by the assignment or sublease to the extent attributable to the space to be assigned or subleased, leasing commissions and reasonable legal fees. In the event such consideration is received by Tenant in installments, the portion of each installment to be paid to Landlord shall be determined by subtracting from the installment an amount equal to the total amount of the foregoing permitted deductions divided by the total number of installments.

     (f) Except as provided in provision 12(i) below, regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligations or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

     (g) If Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection therewith. In no event shall Tenant's obligations under this paragraph exceed Two Thousand Dollars ($2,000.00) for each request for a transfer requiring Landlord's consent under this Paragraph 12.

     (h) The voluntary or other surrender of this Lease by Tenant, the mutual cancellation thereof or the termination of this Lease by Landlord as a result of Tenant's default shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

     (i) In the event that Tenant proposes a third party to assume all of Tenant's lease obligations whose creditworthiness equals or exceeds Tenant's creditworthiness on the Effective Date (a "Qualified Transferee") and Landlord otherwise approves such party pursuant to Paragraph 12(a) of this Lease, and, if
(a) Tenant and such third party shall thereafter enter into an assignment and assumption agreement with respect to this Lease in a form reasonably acceptable to Landlord or (b) Landlord and such third party, in their sole and absolute discretion, shall enter into a direct lease with respect to the Premises for the remainder of the Lease term, then, notwithstanding any provision herein to the contrary, Tenant will be released from all obligations accruing under the Lease on or after the effective date of the lease assignment, or the direct lease, as the case may be. If Landlord and the Qualified Transferee mutually decide to enter into a new direct lease, in no event will Tenant be liable for any legal expenses incurred in connection therewith. Notwithstanding any provision herein to the contrary, in no event shall Landlord be required to consent to any lease assignment or to enter into any direct lease with any proposed third party which materially and adversely changes Landlord's rights or obligations from those contained in this Lease. The right granted hereunder is personal to Tuttle Risk Management and is not assignable.

13. Default by Tenant.

     (a) Any of the following events shall constitute events of default under this Lease:

          (1) a default by Tenant in the payment of any rent or other sum payable hereunder, provided that, with respect to any sum which is not a regularly scheduled payment under the Lease, such default shall have continued for five (5) days after delivery of written notice from Landlord of the late payment;

          (2) a default by Tenant in the performance of any of the other terms, covenants, agreements or conditions contained herein and, if the default is curable, the continuation of such default for a period of thirty (30) days after notice by Landlord or beyond the time reasonably necessary for cure if the default is of the nature to require more than thirty (30) days to remedy, provided that if Tenant has defaulted in the performance of the same obligation more than one time in any twelve-month period and notice of such default has been given by Landlord in such instance, no cure period shall thereafter be applicable hereunder;

          (3) the bankruptcy or insolvency of Tenant, any transfer by Tenant in fraud of creditors, assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within sixty (60) days thereafter; the appointment of a receiver for a substantial part of the assets of Tenant; or the levy upon this Lease or any estate of Tenant hereunder by any attachment or execution; or

          (4) the abandonment of the Premises (as provided in Section 1951.3 of the California Civil Code).

     (b) Upon the occurrence of any event of default by Tenant hereunder, Landlord may, at its option and without any further notice or demand, in addition to any other rights and remedies given hereunder or by law, do any of the following:

          (1) Landlord shall have the right, so long as such default continues, to give notice of termination to Tenant, and on the date specified in such notice this Lease shall terminate.

          (2) In the event of any such termination of this Lease, Landlord may then or at any time thereafter, re-enter the Premises and remove therefrom all persons and property and again repossess and enjoy the Premises, without prejudice to any other remedies that Landlord may have by reason of Tenant's default or of such termination.

          (3) Landlord may exercise the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code. The amount of damages which Landlord may recover in event of such termination shall include, without limitation, (i) the worth at the time of award (computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid rent for balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, (ii) all legal expenses and other related costs incurred by Landlord following Tenant's default, (iii) all costs incurred by Landlord in restoring the Premises to good order and condition, reasonable wear and tear excepted, and (iv) all costs (including, without limitation, any brokerage commissions) incurred by Landlord in reletting the Premises.

          (4) For the purpose of determining the unpaid rent in the event of a termination of this Lease, or the rent due hereunder in the event of a reletting of the Premises, the monthly rent reserved in this Lease shall be deemed to be the sum of the rental due under Paragraph 3 above and the amounts last payable by Tenant pursuant to Paragraph 4 above and any "free rent" or rent waived or abated by Landlord as an inducement for Tenant to enter into this Lease.

          (5) Landlord's acceptance of payment from Tenant of less than the amount of rent then due shall not constitute a waiver of any rights of Landlord or Tenant including, without limitation, any right of Landlord to recover possession of the Premises.

          (6) After terminating this Lease, Landlord may remove any and all personal property located in the Premises and place such property in a public or private warehouse or elsewhere at the sole cost and expense of Tenant.

     (c) Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rental as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease, shall not constitute a termination of Tenant's right to possession.

     (d) Tenant hereby waives all rights under California Code of Civil Procedure Section 1179 and California Civil Code Section 3275 providing for relief from forfeiture, and any other right now or hereafter existing to redeem the Premises or reinstate this Lease after termination pursuant to this Paragraph 14 or by order or judgment of any court or by any legal process.

     (e) Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereby against the other on any matters not relating to personal injury or property damage but otherwise arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and any emergency statutory or any other statutory remedy.

     (f) The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity, by statute or otherwise.

14. Landlord's Right to Cure Defaults.

If Tenant shall fail to pay any sum of money, other than rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for 30 days after written notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rental. 15. Default by Landlord.

Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord hereunder within a reasonable time, but in no event later than 30 days after notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than 30 days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30 day period and thereafter diligently prosecutes the same to completion.

16. Security Deposit.

On execution of this Lease Tenant shall deposit with Landlord the sum specified in the Basic Lease Information (the "Deposit"). The Deposit shall be held by Landlord as security for the performance by Tenant of all of the provisions of this Lease. Following an event of default by Tenant under this Lease, Landlord may use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default, or the payment of any other sum to which Landlord may become obligated by Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, then within 10 days after demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the Deposit.

17. Estoppel Certificate.

Tenant and Landlord shall, at any time within ten (10) business days following receipt of a written request from the other party, execute, acknowledge and deliver to the requesting party a statement certifying

(1) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (2) the date to which the rent, the Deposit, and other sums payable hereunder have been paid, (3) acknowledging that there are not any uncured defaults on the part of the certifying party and, to the certifying party's knowledge, any uncured defaults on the part of the other party, or specifying such defaults, if any, which are claimed, and (4) such other matters as may reasonably be requested. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building or Tenant's business. Failure to deliver the statement shall constitute a default under the Lease.

18. Relocation.

Intentionally Deleted.

19. Subordination, Amendment for Lender.

This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, beneficiary, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; if any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, or to evidence such attornment. Upon written request by Tenant, Landlord will use commercially reasonable efforts to obtain a Subordination, Non-Disturbance and Attornment Agreement from any current lender or encumbrancer of the Property.

20. Attorneys' Fees.

If either party commences an action or proceeding against the other party arising out of or in connection with this Lease, or institutes any proceeding in a bankruptcy or similar court which has jurisdiction over the other party or any or all of its property or assets, the prevailing party in such action or proceeding and in any appeal in connection therewith shall be entitled to have and recover from the unsuccessful party reasonable attorneys' fees, court costs, expenses and other costs of investigation, preparation, and enforcement of the judgment. If such prevailing party recovers a judgment in any such action, proceeding, or appeal, such attorneys' fees, court costs and expenses shall be included in and as a part of such judgment.

21. Notices.

All notices, consents, demands and other communications from one party to the other given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, or delivered to a generally recognized overnight courier service, charges prepaid, and addressed as follows: to Tenant at the address specified in the Basic Lease Information or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place and with such other copies as Landlord may from time to time designate in a notice to Tenant. In addition, such communications shall be deemed given when transmitted to a party by electronic facsimile, with confirmation of receipt, to the telephone number specified in the Basic Lease Information, as it may be changed by notice.

22. General Provisions.

     (a) This Lease shall be governed by and construed in accordance with the laws of the State of California.

     (b) The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

     (c) This Lease contains all agreements of the parties with respect to any matter mentioned herein and supersedes any verbal and any prior written understanding, conditions, representations, agreements or covenants, and may be modified in writing only, signed by the parties.

     (d) No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent or any partial payment hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

     (e) If Tenant remains in possession of the Premises or any part thereof after the expiration of the term with the consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of one hundred twenty-five percent (125%) of the last month's rental during the term plus all other charges payable hereunder, and upon all of the terms hereof.

     (f) Subject to the provisions of this Lease restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns.

     (g) Landlord and Landlord's agents shall have the right to enter the Premises upon no less than forty-eight (48) hours prior written notice, during regular business hours (except in the case of emergencies) for the purpose of inspecting the same or showing the same to prospective purchasers or lenders and making such alterations, repairs, improvements or additions to the Premises or to the Building as are reasonably necessary. Landlord may at any time during the last 180 days of the term place on or about the Premises any ordinary "For Lease" sign.

     (h) If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors and that this Lease is binding upon the corporation in accordance with its terms. Each individual executing this Lease on behalf of Landlord represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the Landlord.

     (i) The term "Landlord" as used herein means the then owner of the Building and in the event of a sale of the Building the selling owner shall be automatically relieved of all obligations of Landlord hereunder, except for acts or omissions of Landlord theretofore occurring.

     (j) Any liability which may arise as a consequence of the execution of this Lease by or on behalf of the members of 4040 Civic Center, LLC. shall be a liability of 4040 Civic Center, LLC. and not the personal liability of any member, manager or employee of 4040 Civic Center, LLC. Notwithstanding anything to the contrary set forth in this Lease, Tenant agrees that there shall be absolutely no personal liability on the part of Landlord with respect to any of the obligations of Landlord under this Lease, and Tenant shall look solely to the equity, if any, of Landlord in the Building for the satisfaction of any liability of Landlord to Tenant. Tenant's exculpation of personal liability of Landlord is absolute and without any exception whatsoever.

     (k) Tenant warrants that it has had no dealings with any real estate broker or agent other than the Broker(s) identified in the Basic Lease Information in connection with the Premises or this Lease. Tenant shall indemnify Landlord and hold it harmless from and against all claims, demands, costs or liabilities (including, without limitation, attorneys' fees) asserted by any party other than such Broker(s) based upon dealings of that party with Tenant in connection with the Premises or this Lease. Landlord warrants that it has had no dealings with any real estate broker or agent other than the Broker(s) identified in the Basic Lease Information in connection with the Premises or this Lease. Landlord shall indemnify Tenant and hold it harmless from and against all claims, demands, costs or liabilities (including, without limitation, attorneys' fees) asserted by any party other than such Broker(s) based upon dealings of that party with Landlord in connection with the Premises or this Lease.

23. Exhibits.

The exhibits and addendum, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part hereof.

IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates indicated below.

TENANT:                                              LANDLORD:

LION, Inc.                                           4040 Civic Center, LLC.
a Washington corporation


By ___________________________________      By ________________________________

Its ___________________________________     Its ________________________________

                                   RIDER NO. 1
                                 TO OFFICE LEASE

                             4040 CIVIC CENTER DRIVE
                             San Rafael, California

THIS RIDER NO. 1 TO OFFICE LEASE is dated as of February 1, 2005 by and between 4040 Civic Center, LLC., ("Landlord") and LION, Inc., a Washington corporation ("Tenant"), and is part of that certain Office Lease (the "Lease") dated as of an even date herewith by and between Landlord and Tenant for the leasing of approximately 7,534 rentable square feet of space (the "Premises") in that certain building located at 4040 Civic Center Drive, San Rafael, California (the "Building").

1. Tenant Improvements. Landlord shall construct the tenant improvements as provided in the Work Letter (Exhibit D).

2.      Option to Extend Lease Term.

(a) Tenant shall have the option to extend the term of the Lease for one period of five (5) years ("Extended Term"), provided that Tenant must exercise its option with respect to the Extended Term, if at all, by giving written notice of exercise ("Tenant's Notice") to Landlord on or before the date that is six (6) months prior to the Term Expiration Date (but, in no event prior to the date that is twelve (12) months prior to the Term Expiration
               Date). In the event an option to extend is timely exercised, the Lease shall be extended for the period of the applicable Extended Term upon all of the terms and conditions of the Lease, provided that the monthly Base Rent shall be the fair market rental value of the Premises, as determined below, as of the commencement date of the Extended Term. Tenant shall have no right to extend the term of the Lease if Tenant's Notice is not timely delivered or if there is an uncured event of default beyond any applicable notice and cure period under this Lease at the time Tenant's Notice is delivered or on the expiration date of the then current term of the Lease. Tenant shall have no right to extend the term beyond the Extended Term.

(b) Landlord and Tenant shall have thirty (30) days after Landlord receives Tenant's Notice in which to agree on the monthly Base Rent during the Extended Term. In determining the fair market rental value of the Premises during the Extended Term, consideration shall be given to the uses of the Premises permitted under this Lease, the quality, size, design and location of the Premises and the rental value of comparable, improved, office space in first-class office buildings in the vicinity of the Building. If Landlord and Tenant agree on the monthly Base Rent for Extended Term during the (30) day period, they immediately shall execute an amendment to this Lease stating the monthly Base Rent for the Extended Term. If Landlord and Tenant are unable to agree on the monthly Base Rent for the Extended Term within the thirty (30) day period, then within ten
               (10) days after the expiration of the thirty (30) day period, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years' full-time commercial appraisal experience in valuing leasehold office space in the vicinity of the Building to appraise and set the monthly Base rent for the Extended Term. If either Landlord or Tenant does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the monthly Base Rent for the Extended Term. If two (2) appraisers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the monthly Base Rent for the Extended Term.

                                    Rider 1

(c) If the two (2) appraisers are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) appraisers are given to set the monthly Base Rent. If they are unable to agree on the third appraiser, either Landlord or Tenant, by giving ten (10) days' notice to the other party, can apply to the then Presiding Judge of the Superior Court of Marin County for the selection of a third appraiser who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the monthly Base Rent for the Extended Term. If a majority of the appraisers is unable to set the monthly Base Rent within the stipulated period of time, the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be the monthly Base Rent for the Premises during the Extension Term. If the low appraisal is more than ten percent (10%) lower than the middle appraisal, the low appraisal shall be disregarded; if the high appraisal is more than ten percent (10%) higher than the middle appraisal, the high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the monthly Base Rent for the Premises during the Extended Term. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the monthly Base Rent for the Premises during the Extended Term.

(d) After the monthly Base Rent for the Extended Term has been set, the appraisers shall notify Landlord and Tenant immediately and Landlord and Tenant shall immediately execute an amendment to this Lease stating the monthly Base Rent for the Extended Term. The new monthly Base Rent shall be subject to three percent (3%) increases per year of the Lease.

3. Letter of Credit. Tenant shall deliver to Landlord concurrently with the execution of this Lease, an unconditional, clean, irrevocable letter of credit in the initial amount of $280,000.00 (TWO HUNDRED EIGHTY THOUSAND DOLLARS). Without further act or instrument required by Landlord, the letter of credit shall be automatically renewed for successive one (1) year periods throughout the term of the Lease unless, not less than thirty (30) days prior to the then current expiration date of the letter of credit, the issuing bank notifies Landlord of its intention not to renew the letter of credit. The letter of credit (or any renewal, extension or replacement thereof) shall continue in full force and effect and shall be maintained in its full face amount for two (2) calendar months beyond the expiration date of the Lease. The letter of credit shall (i) be negotiable and freely transferable in connection with the sale or transfer by Landlord of the Property; (ii) be issued by a banking institution reasonably acceptable to Landlord; (iii) provide for payment of all or any portion of the face amount of the letter of credit to Landlord upon the receipt by the issuing bank of a statement signed by a representative of Landlord that Landlord is entitled to such amount pursuant to the terms of this Lease; and
(iv) be otherwise in form and substance reasonably satisfactory to Landlord. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the letter of credit and any renewal, extension or replacement thereof. The letter of credit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease. If, (i)(A) Landlord receives notice from the issuing bank of its intention not to renew the letter of credit and (B) Tenant fails to deliver a replacement letter of credit at least thirty (30) business days prior to the expiration of the then existing letter of credit or (ii) Tenant fails to deliver a renewal or replacement letter of credit (it being agreed that any replacement letter of credit shall satisfy the requirements of this Section 4) at least thirty (30) business days prior to the expiration of the then existing letter of credit, then Landlord shall be

                                    Rider 2
entitled to draw the full face amount of the letter of credit and retain such amount as an additional security deposit hereunder in lieu of the letter of credit. If Landlord draws upon any part of the letter of credit and/or applies or retains any portion or all of the amount received from such draw, Tenant, upon demand, shall restore the face amount of the letter of credit or deposit with Landlord cash equal to the amount so applied or retained. If Tenant defaults with respect to any provisions of this Lease, Landlord may, but shall not be required to, draw upon all or any portion of the letter of credit for payment of rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. The use, application or retention of the letter of credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the letter of credit and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If Tenant is not then in default or has not previously been in default under this Lease, (a) the amount of the letter of credit shall be reduced to $180,000 (ONE HUNDRED EIGHTY THOUSAND DOLLARS) after eighteen (18) months have elapsed during the Lease term and (b) the letter of credit may be canceled after three (3) years have elapsed during the Lease term, provided that Tenant shall, in lieu thereof, post a security deposit in an Amount equal to the then current monthly Base Rent. Tenant's failure to comply timely with the provisions of this Section 3 shall constitute a default under the Lease.

4. Installation of Satellite Dish. Notwithstanding anything in the Lease to the contrary, including without limitation the Rules and Regulations of Exhibit B, Tenant shall have the right to install, maintain, and use during the Term a satellite dish (the "Satellite Dish") on the roof of the Building in a location reasonably satisfactory to Landlord, as well as appropriate related cabling from the Satellite Dish to the Premises through the ceiling of the Premises in locations approved by Landlord in its reasonable judgment. Tenant shall comply with all applicable federal, state and local laws and regulations with respect to the Satellite Dish and related cabling, as well as all conditions for rooftop installation imposed by Landlord in its reasonable discretion. Tenant, at its sole cost and expense, shall obtain and maintain in full force and effect all necessary approvals and permits from all applicable governmental authorities relating to the Satellite Dish and related cabling. Prior to commencing the installation of the Satellite Dish, Tenant shall give Landlord written notice and obtain Landlord's written approval of Tenant's proposed plans and specifications related to the Satellite Dish, which approval shall not be unreasonably withheld. Tenant shall install, maintain and operate the Satellite Dish in a safe, clean and workmanlike manner. Tenant shall (i) use all reasonable efforts to avoid any adverse impacts to the roof and (ii) shall promptly notify Landlord of any damage occasioned thereby and (iii) shall reimburse Landlord for Landlord's reasonable cost of repairing such damage within ten (10) days after presentation of an invoice therefor. Landlord shall have no obligation to install, operate, maintain, repair, replace or remove the Satellite Dish and related cabling or have any other responsibility or liability in connection therewith. Tenant shall pay all costs and expenses relating to the design, acquisition, installation, operation, repair, and maintenance of the Satellite Dish and related cabling. Upon expiration or earlier termination of the Lease, Tenant shall at its sole cost and expense, remove the Satellite Dish and repair any damage to the roof and the Building arising out of or in connection with the installation, maintenance and removal of the Satellite Dish.

5. Alarm System. Tenant shall have the right to install an alarm system on the Premises. The installation of the alarm system will be at Tenant's sole cost and expense. The alarm system will be installed in accordance with the procedures in outlined in Paragraph 8 of the Lease. Tenant will provide Landlord with the codes for the alarm system.

6. Catering Services. Notwithstanding anything in the Lease to the contrary, including without limitation the Rules and Regulations, Landlord hereby approves and acknowledges that it is customary for

                                    Rider 3

Tenant to have outside caterers provide meals on the Premises for Tenant and Tenant's employees, provided all of such caterers shall be considered Tenant's Parties.

7. Surrender of Existing Leased Premises. Tenant, as successor-in-interest to Tuttle Risk Management Services, a Delaware corporation, under that certain Office Lease dated February 15, 2002 ("Existing Lease") with respect to the leasing of Suite 540, shall vacate said premises and surrender the same in the condition required under the Existing Lease no later than two (2) weeks after the Term Commencement Date. The parties agree that the option rights under Paragraph 2 of Rider No. 1 to the Existing Lease are of no further force or effect.

8. Lease of First Floor Suite. Commencing on the date of execution of this Lease, Tenant shall lease on a temporary basis additional premises located on the first floor of the Building, consisting of approximately 2,600 square feet, identified as Suite 105, for an additional monthly Base Rent of $2,600, payable in the same manner as provided for Tenant's other Base Rent obligations under the Existing Lease. Except for the payment of Base Rent, all of the terms and conditions of the Existing Lease shall remain in full force and effect and be fully applicable to the leasing of said temporary first floor suite. Tenant shall vacate and surrender the temporary first floor suite in accordance with the same terms and conditions as provided in Paragraph 7 of this Rider No. 1.

9. Installation of Dedicated AC Unit. Notwithstanding anything in the Lease to the contrary, including without limitation the Rules and Regulations of Exhibit B, Tenant shall have the right to install, maintain, and use during the Term a 3 ton dedicated AC unit in the Premises, along with an outside compressor on the roof of the Building, each in a location reasonably satisfactory to Landlord (collectively, "AC Unit") Tenant shall comply with all applicable federal, state and local laws and regulations with respect to the AC Unit, as well as all conditions for installation imposed by Landlord in its reasonable discretion. Tenant, at its sole cost and expense, shall obtain and maintain in full force and effect all necessary approvals and permits from all applicable governmental authorities relating to the AC Unit. Prior to commencing the installation of the AC Unit, Tenant shall give Landlord written notice and obtain Landlord's written approval of Tenant's proposed plans and specifications related to the AC Unit, which approval shall not be unreasonably withheld. Tenant shall install, maintain and operate the AC Unit in a safe, clean and workmanlike manner. Tenant shall (i) use all reasonable efforts to avoid any adverse impacts to the roof or to the Building and (ii) shall promptly notify Landlord of any damage occasioned thereby and (iii) shall reimburse Landlord for Landlord's reasonable cost of repairing such damage within ten (10) days after presentation of an invoice therefor. Landlord shall have no obligation to install, operate, maintain, repair, replace or remove the AC Unit or have any other responsibility or liability in connection therewith. Tenant shall pay all costs and expenses relating to the design, acquisition, installation, operation, repair, and maintenance of the AC Unit. Upon expiration or earlier termination of the Lease, Tenant shall, at the request of Landlord, at Tenant's sole cost and expense, remove the AC Unit and repair any damage to the roof and the Building arising out of or in connection with the installation, maintenance and removal of the AC Unit.

                                    Rider 4

10. Miscellaneous. The Lease is hereby modified and supplemented. Wherever there exists a conflict between the Lease and this Rider No. 1, the provisions of this Rider No. 1 shall control. Unless otherwise indicated, capitalized terms shall be defined in the manner set forth in the Lease. Rule No. 12 from the Rules and Regulations attached as Exhibit B is hereby deleted in its entirety.

TENANT:                                              LANDLORD:

LION, Inc.                                           4040 Civic Center, LLC.
a Washington corporation


By ___________________________________      By ________________________________

Its ___________________________________     Its ________________________________


                                    Rider 5

                                    EXHIBIT A

                             4040 CIVIC CENTER DRIVE

                               PREMISES FLOOR PLAN

                                    EXHIBIT B

                             4040 CIVIC CENTER DRIVE

                                  OFFICE LEASE
                              Rules and Regulations

1. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances, elevators and stairways are not for the general public and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building. Landlord shall have the right at any time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor to change the arrangement and/or location of entrances or passageways, doors or doorways, corridors, elevators, stairs, toilets or other common areas of the Building.

2. No sign, placard, picture, name, advertisement or notice visible from the exterior of any tenant's Premises shall be inscribed, painted, affixed or otherwise displayed by any tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to tenants general guidelines relating to signs inside the Building. Tenant agrees to conform to such guidelines. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. Material visible from outside the Building will not be permitted.

3. The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted on the premise, except that private use by Tenant of Underwriters' Laboratory approved microwave ovens and equipment for brewing coffee, teas, hot chocolate and similar beverages shall be permitted, provided that such use is in accordance with all applicable Federal, state and municipal laws, codes, ordinances, rules and regulations.

4. No tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning its Premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by landlord shall be permitted to enter the Building for the purpose of cleaning the same. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any tenant by the janitor or any other employee or any other person.

5. Landlord will furnish each tenant free of charge with two electronic access cards to the building and two keys to each door lock provided in the Premises by Landlord. Landlord may make a reasonable charge for any additional keys. No tenant shall have any such keys copied or any keys made. No tenant shall alter any lock or install a new or additional lock or any bolt on any door of its Premises. Each tenant, upon the termination of its lease, shall deliver to Landlord all keys to doors in the Building.

6. Landlord shall designate appropriate entrances and a "Freight" elevator for deliveries or other movement to or from the Premises of equipment, materials, supplies, furniture or other property, and

Tenant shall not use any other entrances or elevators for such purposes. To the extent it does not fall within a tenant's premises, the Freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. All persons employed and means or methods used to move equipment, materials, supplies, furniture or other property in or out of the Building must be approved by Landlord prior to any such movement. Landlord shall have the right to prescribe the maximum weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of Tenant.

7. No tenant shall use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment. No tenant shall use any method of heating or air conditioning other than that supplied by Landlord. No tenant shall use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business in the Building, nor shall any animals or birds be brought or kept in the Premises or the Building, except for seeing-eye dogs.

8. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name or street address of the Building; provided, however, Landlord shall reimburse Tenant the actual cost of complying with such change (including, without limitation, obtaining new stationery and notifying customers of the change of address).

9. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 7 A.M., and at all hours on Saturdays, Sundays and legal holidays, all persons who do not present identification acceptable to Landlord. Each tenant shall provide Landlord with a list of all persons authorized by Tenant to enter its Premises and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or expulsion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

10. The directory of the Building will be provided for the display of the name and location of tenants and a reasonable number of the principal officers and employees of tenants at the expense of such tenants. Landlord reserves the right to restrict the amount of directory space utilized by any tenant.

11. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, such items shall be installed on the office side of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. Tenant shall keep window coverings closed when the effect of sunlight (or the lack thereof) would impose unnecessary loads on the Building's heating or air conditioning systems.

12. No tenant shall obtain for use in the Premises ice, drinking water, food, beverage, towel or other similar services, except at such reasonable hours and under such reasonable regulations as may be fixed by Landlord.

13. Each tenant shall ensure that the doors of its Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant's employees leave the Premises so as to prevent waste or damage, and for any default or carelessness in this regard, Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple tenancy floors, all tenants shall keep the doors to the Building corridors and stairs closed at all times except for ingress and egress.

14. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

15. Except with the prior written consent of Landlord, no tenant shall sell or permit the sale in the Premises, or use or permit the use of any sidewalk or mall area adjacent to the Premises for the sale, of newspapers, magazines, periodicals, theatre or travel tickets or any other goods or merchandise at retail to the general public in or on the Premises, nor shall any tenant carry on or permit or allow any employee or other person to carry on the business of stenography, typewriting, printing or photocopying or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of any tenant be used for manufacturing of any kind, or any business or activities other than that specifically provided for in such tenant's lease.
16. No tenant shall install any radio or television antenna, Generator, loudspeaker or other device on the roof or exterior walls of the Building. No TV or radio or recorder shall be played in such a manner as to cause a nuisance to any other tenant.

17. There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any tenant into the Building or kept in or above its Premises. The use of any such equipment shall be restricted to the freight elevator.

18. Each tenant shall store all its trash and garbage within its Premises until removal of the same to such location in the Building as may be designated from time to time by Landlord. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage in the City of San Rafael without being in violation of any law or ordinance governing such disposal.

19. All loading and unloading of merchandise, supplies, materials, garbage and refuse shall be made only through such entryways and elevators and at such times as Landlord shall designate. The Tenant shall not obstruct or permit the obstruction of any designated loading area and at no time shall Tenant park or allow its officers, agents or employees to park vehicles therein except for loading and unloading.

20. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building are prohibited, and each tenant shall cooperate to prevent the same.

21. The requirements of tenants will be attended to only upon application in writing at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

22. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

23. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions and provisions of any lease of Premises in the Building.

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                                    EXHIBIT C

                             4040 CIVIC CENTER DRIVE

                             VERIFICATION MEMORANDUM

     Re: Office Lease dated ____________ between 4040 Civic Center, LLC., ("Landlord"), and ____________________, a ____________________ ("Tenant"), and
for Premises known as Suite/Floor ____, 4040 Civic Center Drive, San Rafael, California. Tenant hereby verifies that the dates and amounts stated below are correct and further acknowledges and accepts possession of the Premises.

Area:                       _________________________    rentable square feet

Term Commencement Date:     _________________________

Term Expiration Date:       _________________________    (excluding any options)

Option(s) to Extend:        _________________________

Initial Base Rent:          $________________________


TENANT:                                              LANDLORD:

LION, Inc.                                           4040 Civic Center, LLC.
a Washington corporation


By ___________________________________      By ________________________________

Its ___________________________________     Its ________________________________



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



                                    EXHIBIT D

                                   WORK LETTER

This Work Letter ("Work Letter") sets forth the terms and conditions relating to construction of tenant improvements in the Premises. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Lease (the "Lease") to which this Work Letter is attached and forms a part.

1. The parties have approved the space plan dated December 22, 2004 prepared by Hannum Associates attached hereto as Attachment No. 1 (the "Space Plan") for the construction of building-standard tenant improvements in the Premises ("Landlord's Work")

2. Landlord shall cause its contractor to complete the Landlord's Work as soon as reasonably practicable. The Landlord's Work shall be deemed to be "substantially completed" on the date that Landlord has obtained a certificate of occupancy with respect to the Premises from the applicable governmental authority and the Landlord's Work has been performed, subject to correction of punch-list items.

3. Except for the Landlord's Work to be constructed by Landlord pursuant to this Work Letter, Tenant accepts the Premises in its "as-is" condition and acknowledges that it has had an opportunity to inspect the Premises prior to signing the Lease.

4. Tenant shall not be required to remove Landlord's Work at the expiration of the term or earlier termination of the Lease.

5. All of Landlord's Work shall be deemed Landlord's property under the terms of the Lease.

6. In the event of any delay(s) in the completion of the Landlord's Work resulting, in whole or in part, directly or indirectly, from the acts or omissions of Tenant, its employees or agents, the obligation to pay Rent shall commence on the date such obligation would have otherwise commenced if no such Tenant delay(s) had occurred. In the event Tenant elects for Landlord to perform the Subpanel Work and such election delays the date on which Landlord would otherwise have been able to complete the Landlord's Work (excluding the Subpanel
Work), the obligation to pay Rent shall commence on the date Landlord would have been able to complete the Landlord's Work (excluding the Subpanel Work) Other delays attributable to Tenant may include, without limitation, delays resulting from changes in or additions to the plans for the Landlord's Work; delays due to the failure to promptly give authorizations or approvals required by to enable Landlord to proceed with any work; or delays due to the postponement of any Landlord work at the request of Tenant. Determinations of delay shall be made by Landlord in good faith and shall be binding on Tenant.

7. No later than ten (10) business days after the date the Lease has been executed by Tenant, Tenant shall have the right to notify Landlord in writing of Tenant's preliminary election to include the Subpanel Work (described below) in Landlord's Work. Thereafter Landlord shall notify Tenant in writing ("Landlord Notice") of its good faith estimate of the anticipated Subpanel Work Costs (described below). Tenant may elect to notify Landlord in writing within three
(3) business days after receipt of Landlord Notice that Tenant elects ("Final Tenant Election") to proceed with the Subpanel Work, in which event the term Landlord's Work shall be deemed to be amended to include the Subpanel Work. Unless such notice is provided by Tenant within said three (3) day period, Tenant shall be deemed to have elected not to proceed with the Subpanel Work As used herein, the term "Subpanel Work" means the installation of a dedicated subpanel to be located in Tenant's server room in the Premises and the related installation of wiring, cables, feeders, risers, and other improvements in or near the Building as necessary to provide 200 amp service at 120 volts to the Premises on an uninterrupted basis. Tenant shall reimburse Landlord within thirty (30) days following receipt of any invoice for the costs of the Subpanel Work ("Subpanel Work Costs"), including reasonable costs incurred by Landlord for utilizing the services of electrical engineers, permits fees, costs of materials incorporated in the Subpanel Work and all costs incurred by Landlord that would not have been incurred if Tenant had not elected for Landlord to perform the Subpanel Work. In the event Tenant does not make or is deemed not to have made the Final Tenant Election, Tenant shall nevertheless be obligated to reimburse Landlord in accordance with the foregoing sentence for all reasonable Subpanel Work Costs incurred prior to the date of the Landlord Notice. Tenant acknowledges that total actual Subpanel Work Costs may exceed the amount of the estimated costs provided in Landlord Notice and that Tenant shall be obligated to reimburse all such actual costs even if such amount exceeds the estimated costs.


                                        2